Exhibit 99.1

CENTRAL BANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

CENTRAL BANCORP, INC.
Garland, Texas

CONSOLIDATED FINANCIAL STATEMENTS

CENTRAL BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2014 and December 31, 2013
(Dollars in thousands, except per share data)

	June 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Cash and due from banks	$12,712	$15,499
Interest bearing deposits in other banks	103,991	289,664
Total cash and cash equivalents	116,703	305,163

Securities available for sale	669,744	321,825
Loans, net of allowance of $47,031 and $65,097	361,623	576,226
Loss share receivable and indemnification asset	17,865	92,660
Accrued interest receivable	2,947	3,691
Small Business Administration (SBA) receivable, net	6,918	12,689
Bank owned life insurance	18,294	18,254
Federal Home Loan Bank (FHLB) stock	1,193	1,189
Other real estate owned, net of valuation reserve	29,477	34,349
Premises and equipment, net	22,629	23,388
Core deposit intangible	1,042	1,255
Federal income tax receivable	21,898	34,193
Deferred tax asset	7,200	-
Other assets	4,213	4,562

Total assets	$1,281,746	$1,429,444

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing deposits	$132,185	$135,848
Interest bearing deposits	975,113	1,115,258

Total deposits	1,107,298	1,251,106

Rescinded stock obligation	20,501	19,963
FHLB advances	10,000	10,000
Accrued interest payable	1,963	1,783
Subordinated debentures	26,805	26,805
Deferred compensation	305	380
Supplemental executive retirement plan	3,767	3,784
Deferred tax liability	-	180
State income tax payable	4,117	4,318
Accrued expenses and other liabilities	13,225	18,548

Total liabilities	1,187,981	1,336,867

Preferred stock (liquidation preference of $23,625 as of
June 30, 2014 and December 31, 2013)	23,625	23,585
Common stock ($1.00 par, 2,843,065 outstanding at
June 30, 2014 and December 31, 2013)	2,843	2,843
Additional paid-in capital	9,315	9,315
Retained earnings	54,363	57,852
Accumulated other comprehensive income(loss)	3,817	(820)
Treasury stock, 8,983 shares at June 30, 2014
and December 31, 2013	(198)	(198)

Total stockholders’ equity	93,765	92,577

Total liabilities and stockholders’ equity	$1,281,746	$1,429,444

See accompanying notes to consolidated financial statements.

CENTRAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three-month and six-month periods ended June 30, 2014 and 2013
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2013	2014	2013
Interest income:
Loans	$9,451	$16,064	$21,143	$33,956
Securities	3,075	568	5,237	1,198
Deposits in other banks	100	374	244	658
Other	4	3	7	7
Total interest income	12,630	17,009	26,631	35,819

Interest expense:
Deposits	2,908	4,267	5,898	9,025
FHLB advances	24	121	48	243
Subordinated debentures	117	353	232	471
Rescinded stock obligation	268	32	538	299
Total interest expense	3,317	4,773	6,716	10,038

Net interest income	9,313	12,236	19,915	25,781
Provision (negative provision) for loan losses	(2,386)	2,886	(8,930)	2,145
Net interest income after provision for loan losses	11,699	9,350	28,845	23,636

Noninterest income (loss):
Net loss on assets covered by FDIC loss share agreements	(9,499)	(3,403)	(20,985)	(3,437)
Gain on purchased credit impaired loans	3,497	4,651	10,929	4,684
Service charges on deposit accounts	1,085	1,140	2,247	2,305
Net servicing fees	328	460	697	922
Gain on sale of loans	(1)	-	142	-
Gain on sale of securities	1,087	-	1,087	-
Loss on disposal of premises and equipment	(11)	-	(11)	-
Other	235	447	377	1,114
Total noninterest income (loss)	(3,279)	3,295	(5,517)	5,588

Noninterest expense:
Salaries and employee benefits	6,422	6,077	12,471	12,360
Occupancy and equipment	1,685	1,853	3,514	3,704
Professional fees	1,729	1,640	3,334	3,059
Data processing services	461	559	921	1,152
Regulatory fees	684	989	1,424	1,950
Loan and collection fees	1,961	1,190	2,890	2,975
Other real estate owned, net	1,016	(4,670)	(805)	(3,639)
Amortization of core deposit intangible	104	124	213	253
Other	1,277	1,583	2,178	2,972
Total noninterest expense	15,339	9,345	26,140	24,786

Income (loss) before income tax expense	(6,919)	3,300	(2,812)	4,438

Income tax expense (benefit)	(1,696)	1,499	(485)	2,147

Net income (loss)	(5,223)	1,801	(2,327)	2,291

Dividends and amortization on preferred stock	(762)	(399)	(1,162)	(780)

Net income (loss) allocable to common stockholders	$(5,985)	$1,402	$(3,489)	$1,511

See accompanying notes to consolidated financial statements.

CENTRAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the three-month and six-month periods ended June 30, 2014 and 2013
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$(5,223)	$1,801	$(2,327)	$2,291
Other comprehensive income (loss):
Unrealized holding gains (losses) on available-for-sale securities:	5,195	(2,068)	8,221	(2,378)
Reclassification adjustment for gains included in earnings during the period	(1,087)	-	(1,087)	-
SERP actuarial gain, net	-	45	-	92
Other comprehensive income (loss) before tax	4,108	(2,023)	7,134	(2,286)
Tax effect	(1,438)	708	(2,497)	800
Total other comprehensive income (loss)	2,670	(1,315)	4,637	(1,486)
Comprehensive income (loss)	$(2,553)	$486	$2,310	$805

See accompanying notes to consolidated financial statements.

CENTRAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Six-months ended June 30, 2014 and 2013
(Dollars in thousands, except per share data)
(Unaudited)

	Common Shares Issued	Preferred Stock	Common Stock	Treasury Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

Balance, January 1, 2013	2,843,065	$23,353	$2,843	$(198)	$9,315	$67,605	$2,436	$105,354

Net income	-	-	-	-	-	2,291	-	2,291
Other comprehensive loss	-	-	-	-	-	-	(1,486)	(1,486)
Cash dividends declared or accrued on preferred stock	-	-	-	-	-	(665)	-	(665)
Amortization on preferred stock	-	115	-	-	-	(115)	-	-

Balance, June 30, 2013	2,843,065	23,468	2,843	(198)	9,315	69,116	950	105,494

Balance, January 1, 2014	2,843,065	23,585	2,843	(198)	9,315	57,852	(820)	92,577
Net loss	-	-	-	-	-	(2,327)	-	(2,327)
Other comprehensive income	-	-	-	-	-	-	4,637	4,637
Cash dividends declared or accrued on preferred stock	-	-	-	-	-	(1,122)	-	(1,122)
Amortization on preferred stock	-	40	-	-	-	(40)	-	-

Balance, June 30, 2014	2,843,065	$23,625	$2,843	$(198)	$9,315	$54,363	$3,817	$93,765

See accompanying notes to consolidated financial statements.

CENTRAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Six-months ended June 30, 2014 and June 30, 2013
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	June 30,
	2014	2013
Operating activities
Net income (loss)	$(2,327)	$2,291
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	763	862
Acquisition related accretion, net	(6,687)	(8,221)
Securities amortization	2,019	852
Gain on sales of securities	(1,087)	-
Gain on sale of other real estate owned	(2,107)	(7,227)
Provision (negative provision) for loan losses	(8,930)	2,145
Loss on disposal of premises and equipment	11	-
Decrease (increase) in indemnification asset	18,675	(5,345)
Valuation allowance on other real estate owned, net	(417)	331
Deferred taxes	(9,877)	90
Valuation allowance on SBA receivable	2,246	1,037
Bank owned life insurance	(40)	(73)
Amortization of core deposit intangible	213	253
Changes in operating assets and liabilities:
Change in accrued interest receivable	744	848
Change in federal income tax receivable	12,295	-
Change in other assets	132	(1,254)
Change in accrued interest payable	718	708
Change in accrued expenses and other liabilities	(6,646)	1,611
Change in deferred compensation and retirement plan	(92)	(624)
Net cash used in operating activities	(394)	(11,716)

Investing activities
Maturities and sales of securities available for sale	41,248	20,380
Purchases of securities available for sale	(382,965)	-
Net decrease in loans	221,062	169,837
Proceeds from sale of other real estate owned	18,337	37,690
Loss share receivable and indemnification asset payments received	53,972	-
Net change in loss share receivable and indemnification asset	(163)	(5,739)
Purchases of premises and equipment	(15)	(77)
Purchase of FHLB stock	(4)	(10)
SBA receivable payments	4,270	4,425
Net cash provided by (used in) investing activities	(44,258)	226,506

Financing activities
Net decrease in deposits	(143,808)	(149,531)
Net cash used in financing activities	(143,808)	(149,531)

Net increase (decrease) in cash and cash equivalents	(188,460)	65,259

Cash and cash equivalents, beginning of year	305,163	508,433

Cash and cash equivalents, end of year	$116,703	$573,692

See accompanying notes to consolidated financial statements.

CENTRAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Six-months ended June 30, 2014 and June 30, 2013
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	June 30,
	2014	2013
Supplemental cash flow information:
Interest paid	$5,998	$9,330
Income taxes paid	940	322

Supplemental non-cash flow information:
Transfers from loans to other real estate owned	11,651	10,082
Transfers from loans and other real estate owned to SBA receivable	506	4,167
Preferred stock dividends payable at year end	4,906	2,406

See accompanying notes to consolidated financial statements.

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation:  The consolidated financial statements include the accounts of Central Bancorp, Inc. (“Bancorp”), and its wholly-owned subsidiary, United Central Bank (the “Bank”) collectively referenced as “the Company.”  As more fully described in a subsequent note, on July 31, 2009, the Bank acquired certain assets and assumed certain liabilities from the Federal Deposit Insurance Corporation (“FDIC”) as receiver of Mutual Bank (the “acquisition”).  All intercompany accounts and transactions have been eliminated.

These financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2013.  Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation. The interim consolidated financial statements included herein are unaudited but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated balance sheet and results of operations for the interim periods presented.  The results of operations for the period ended June 30, 2014 are not necessarily indicative of the results to be expected for the full year.

Nature of Operations:  Currently, the Bank principally generates commercial, commercial real estate, and residential real estate loans, and receives deposits from customers.  As of June 30, 2014, the Bank had a network of twenty-three full service branches.  Seven branches are located in northern Illinois; nine branches are located in Texas in the Dallas, Houston, and Austin areas; two branches are located in the Washington D.C. area; three branches in California; and there is one branch each in Edison, New Jersey and Staten Island, New York, respectively.  The Bank also has two fully operating regional operation centers: one located in the Dallas, Texas area and another located in the Chicago, Illinois area.  During 2013, the Bank closed one branch in Norcross, Georgia.  The Bank operates under a state banking charter subject to regulation by the Texas Department of Banking and the FDIC.  The Company was subject to regulation by the Federal Reserve Board.  As further discussed in Note K, effective August 31, 2014, the Company was acquired by Hanmi Financial Corporation.

Use of Estimates:  In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, realization of deferred tax assets, classification of impaired loans, carrying value of other real estate owned and impaired loans, future cash flows of acquired loans, loss share receivable and indemnification asset, determination of liabilities associated with post-retirement benefits, recognition and measurement of tax positions, contingent liabilities and valuation of financial instruments.  For acquired loans and acquired other real estate owned, actual cash flows that differ from initial, projected cash flows could have a material impact on future performance.  A subsequent footnote discusses certain material litigation matters.

Subsequent Events:  The Company has evaluated subsequent events for recognition and disclosure through November 7, 2014, which is the date the financial statements were available to be issued.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE B - LOSS SHARE RECEIVABLE AND INDEMNIFICATION ASSET

On July 31, 2009, the Bank purchased certain assets and assumed certain liabilities from the FDIC, acting as receiver of Mutual Bank.  The FDIC was appointed as receiver of Mutual Bank after the Illinois Department of Banking closed Mutual Bank on that same date.  The Bank acquired 12 branches in Illinois, Texas, New York and New Jersey.  The acquisition was consummated in order to expand the Bank’s loan portfolio and customer base.

As part of the acquisition, the Bank entered into Single Family and Commercial Shared-Loss Agreements (“SLAs”) with the FDIC. In the event that the Bank realizes a loss on certain loans and other real estate owned (“covered assets”) as provided under the SLAs, those losses as well as 90 days of lost interest and certain qualifying expenses, are reimbursable (“reimbursable losses”) from the FDIC.  From the date of the acquisition, the Single Family and Commercial SLAs are effective for 10 years (expiring September 30, 2019) and 5 years (expiring September 30, 2014), respectively.  Under the terms of the SLAs, the FDIC will reimburse United Central Bank for 80 percent of net losses incurred up to $611,000 and 95 percent of any net losses exceeding that amount. In addition, there are three year recovery periods which begin at the expiration SLA periods. During these periods, 80% of any recoveries of previously charged-off and reimbursed SLA loans need to be reimbursed to the FDIC.

As a result of the Single Family and Commercial Shared-Loss Agreements with the FDIC, the Bank recorded, at acquisition, a receivable of $429,678 which was designated as an indemnification asset.  As losses on covered assets are identified, they will be reported to the FDIC periodically.  Shared-loss payments by the FDIC will reduce the amount of the receivable.

The change in the Bank’s loss share receivable and indemnification asset were as follows:

	June 30,	June 30,
	2014	2013

Loss share receivable and indemnification asset, January 1	$92,660	$100,215
Cash collected from FDIC	(53,972)	-
Increases attributable to higher projected credit losses	-	5,345
Decreases attributable to recoveries/lower projected credit losses	(18,675)	-
Reimbursable expenses and other claims	163	5,736

Loss share receivable and indemnification asset, June 30	$17,865	$102,514

The following is a summary of claims made by the Bank that have been paid from July 31, 2009 through June 30, 2014:

Charge-offs, net	$502,849
Reimbursable lost accrued interest	6,887
Reimbursable expenses	86,428
Offsetting income	(9,222)
Total claims made to the FDIC	586,942
Current reimbursable loss share percentage	80%
Total reimbursable claims made to the FDIC	$469,553

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE B - LOSS SHARE RECEIVABLE AND INDEMNIFICATION ASSET (Continued)

The following is a summary of total payments received from the FDIC through June 30, 2014:

2009	$-
2010	233,474
2011	-
2012	177,730
2013	4,377
2014	53,972
Total	$469,553

As of August 31, 2014, the bank has been reimbursed for all claims related to 2009 through the second quarter of 2014.  The Bank makes its claims for reimbursable losses by filing a “loss share certificate” quarterly with the FDIC.

FDIC Clawback of Prior Payments

During 2012, the Bank was notified by the FDIC that it was not in compliance with the SLAs.  The FDIC asserted that the Bank failed to consistently and adequately manage, administer, collect and effect charge offs and recoveries with respect to the SLAs in a manner consistent with usual and prudent business and banking practices.  As a result of this assertion, the FDIC took steps to clawback past payments made from the FDIC to the Bank.  Furthermore, the FDIC did not make any payments on certificates filed for the quarter ending September 30, 2012 and December 31, 2012 until late 2013.

During 2013, management worked with the FDIC to resolve the original clawback claims.  In October 2013, the Bank and the FDIC agreed to a substantially reduced amount of $5.274 million on the initial disputed items.  As a result, the combined September 2012 and December 2012 loss share certificates were submitted (net of the clawback amount) and payment was received in November 2013.  The First Quarter 2013 loss share certificate, which totaled $33,618, was also submitted prior to December 31, 2013 and paid in March 2014.  Additionally, the Second Quarter 2013 loss share certificate, which totaled $11,608, was submitted in April 2014 and paid in May 2014.  The payments would have reduced the value of the loss share receivable and indemnification asset to $47,434 at December 31, 2013 if these payments were received prior to that date.

During 2014, all outstanding certificates were filed and paid.  The September 2013 certificates were submitted in May 2014 with payment received in June 2014 totaling $8,364.  The December 2013 certificates were submitted in June 2014 with payment received in July 2014 totaling $14,215. The March and June 2014 certificates were both filed in July 2014 with payment received on the March 2014 certificates in July 2014 totaling $3,479 and payment on the June 2014 certificates received in August 2014 totaling $1,213.

The bank completed the yearly FDIC exam in June 2014 with no reported issues to note.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE C - SECURITIES

The following table summarizes the amortized cost and fair value of securities available for sale at June 30, 2014 and December 31, 2013 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
June 30, 2014
US Treasuries	$151	$14	$-	$165
US Agencies	205,257	1,104	(619)	205,742
Residential mortgage-backed:
FNMA	121,247	2,718	(683)	123,282
FHLMC	32,723	1,001	-	33,724
GNMA	284,392	2,605	(97)	286,900
CRA fund	20,001	-	(170)	19,831
Other	100	-	-	100
Total	$663,871	$7,442	$(1,569)	$669,744

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2013
US Treasuries	$151	$15	$-	$166
US Agencies	73,174	96	(753)	72,517
Residential mortgage-backed:
FNMA	133,783	1,157	(2,527)	132,413
FHLMC	51,532	970	(466)	52,036
GNMA	44,346	787	-	45,133
CRA fund	20,001	-	(541)	19,460
Other	100	-	-	100
Total	$323,087	$3,025	$(4,287)	$321,825

There were no securities classified as trading or held to maturity at June 30, 2014 and December 31, 2013.  There were no securities in an unrealized loss position greater than one year as of June 30, 2014 and December 31, 2013.  There was no other-than-temporary impairment recognized during 2014 or 2013.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE C - SECURITIES (Continued)

The amortized cost and estimated fair value of securities available for sale at June 30, 2014, by expected maturity are shown below.  Expected maturities, particularly mortgage backed securities, may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
Securities available for sale
Due in one year or less	$15,000	$15,004
Due after one year through five years	48,652	48,899
Due after five years through ten years	56,239	56,737
Due after ten years	85,517	85,267
Mortgage-backed securities	438,362	443,906
CRA fund and other (no contractual maturity)	20,101	19,931
Total	$663,871	$669,744

The company had gross realized gains of $1,087 and gross realized losses of $0 in both the three and six months ended June 30, 2014 from the sale of securities available for sale. Proceeds from these transactions were $28,586 in both the three and six months ended June 30, 2014.

For the three and six months ended June 30, 2013, there were no sales.

The fair value of total securities pledged was $208,073 and $136,216 at June 30, 2014 and December 31, 2013, respectively.  At June 30, 2014 and December 31, 2013, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

NOTE D - LOANS

The Bank extends commercial and consumer credit loans primarily to customers in geographic areas in the vicinity of the Bank’s branching facilities.  At June 30, 2014 and December 31, 2013, the majority of the Bank’s loans were collateralized with real estate.  Other collateral includes inventory, account receivables, equipment, marketable securities, or other assets.

Although the Bank believes it has a diversified loan portfolio, its debtors’ ability to honor their contracts is substantially dependent upon the general economic conditions of the regions.

In connection with the acquisition described in Note B, the Bank acquired loans with a principal balance of $1,300,917.  The Bank, in connection with the purchase and assumption agreement entered into with the FDIC, will first attempt to collect loan payments from the acquired loan customers.  In the event that the Bank is unable to collect payments from those customers and to the extent the outstanding loan balance (“covered loan”) is indemnified by the SLAs and the Bank remains in compliance with the SLA, the Bank will be able to make a claim against the FDIC for reimbursement up to prescribed loss share limits.  As a result of the significance of these loan balances, covered loans have been segregated for reporting purposes.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

Loans at period end were as follows:

	June 30,	December 31,
	2014	2013
Non-covered loans:
Commercial non-owner occupied	$131,337	$220,335
Commercial owner occupied	158,334	186,722
Construction	1,621	1,544
Commercial and industrial	6,736	7,880
First lien mortgages	462	339
Junior lien mortgages	-	159
Other	636	685
Total non-covered loans	299,126	417,664

Deferred loan origination fees and costs, net	(719)	(1,560)
Allowance for loan losses on non-covered loans	(14,654)	(17,346)
Non-covered loans, net	283,753	398,758

Covered loans:
Commercial non-owner occupied	$48,815	$136,589
Commercial owner occupied	37,315	56,755
Construction	1,093	1,311
Commercial and industrial	4,381	4,949
First lien mortgages	11,522	15,789
Junior lien mortgages	7,110	9,011
Other	11	815
Total covered loans	110,247	225,219

Allowance for loan losses on covered loans	(32,377)	(47,751)

Covered loans, net	77,870	177,468

Loans, net	$361,623	$576,226

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

At June 30, 2014, the Company had loans secured by or connected with the following commercial real estate concentrations (exclusive of construction):

		Percentage
	Carrying	of Bank
	Balance	Tier 1 Capital
Non-covered loans:
Gas station	$111,336	84%
Hotel/motel	94,175	71
Real estate - other	25,221	19
Shopping center	21,053	16
Restaurant	13,458	10
Office building	9,836	7
Convenience store	7,901	6
Grocery store	6,691	5

Covered loans:
Hotel/motel	$32,588	25%
Gas station	22,394	17
Apartments	18,956	14
Real estate - other	6,117	5
Restaurant	6,015	5

Any individual category with a percentage of less than 5% have been grouped in real estate - other.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

The following table presents the activity in the allowance for loan losses for covered and non-covered loans by portfolio segment for the three months ending June 30, 2014 and June 30, 2013:

	Commercial	Commercial
	Non-owner	Owner		Commercial	First Lien	Junior Lien	Other and
June 30, 2014	Occupied	Occupied	Construction	and Industrial	Mortgages	Mortgages	Unallocated	Total

Beginning balance	$(6,182)	33,982	$1,741	$4,921	$9,312	$6,217	$6,878	$56,869
Provision (recovery) for loan losses	4,824	(1,371)	(1,009)	(44)	(2,903)	746	(2,629)	(2,386)
Loans charged-off	(7,342)	(1,346)	-	(1,511)	-	(19)	-	(10,218)
Recoveries	779	750	1	1,231	1	1	3	2,766
Ending balance	$(7,921)	32,015	$733	$4,597	$6,410	$6,945	$4,252	$47,031

	Commercial	Commercial
	Non-owner	Owner		Commercial	First Lien	Junior Lien	Other and
June 30, 2013	Occupied	Occupied	Construction	and Industrial	Mortgages	Mortgages	Unallocated	Total

Beginning balance	$17,654	25,934	$1,135	$7,015	10,044	$3,779	$4,183	$69,744
Provision for loan losses	(1,598)	4,481	(287)	362	193	329	(594)	2,886
Loans charged-off	(2,057)	(3,261)	-	(1,186)	-	(2)	(22)	(6,528)
Recoveries	838	736	1	259	-	6	1	1,841
Ending balance	$14,837	$27,890	$849	$6,450	$10,237	$4,112	$3,568	$67,943

Certain pooled loans have negative recorded investments due to payments received on loans exceeding previous carrying values; these negative recorded investments are offset by negative allowances such that the net carrying value of the pool approximates the future expected cash flows to be collected, net of future discount accretion expected to be recorded.  The provision (negative provision) associated with covered loans during 2014 and 2013 was $(7,100) and $5,386, respectively.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

The following table presents the activity in the allowance for loan losses for covered and non-covered loans by portfolio segment for the six months ending June 30, 2014 and June 30, 2013:

	Commercial	Commercial
	Non-owner	Owner		Commercial	First Lien	Junior Lien	Other and
June 30, 2014	Occupied	Occupied	Construction	and Industrial	Mortgages	Mortgages	Unallocated	Total

Beginning balance	$5,477	$32,078	$967	$5,256	$5,768	$8,507	$7,044	$65,097
Provision (recovery) for loan losses	(4,357)	525	417	(1,808)	639	(1,548)	(2,798)	(8,930)
Loans charged-off	(10,940)	(1,807)	(652)	(1,566)	-	(19)	-	(14,984)
Recoveries	1,899	1,219	1	2,715	3	5	6	5,848

Ending balance	$(7,921)	$32,015	$733	$4,597	$6,410	$6,945	$4,252	$47,031

	Commercial	Commercial
	Non-owner	Owner		Commercial	First Lien	Junior Lien	Other and
June 30, 2013	Occupied	Occupied	Construction	and Industrial	Mortgages	Mortgages	Unallocated	Total

Beginning balance	$14,147	$42,520	$1,550	$4,685	$6,554	$8,212	$452	$78,120
Provision for loan losses	(159)	(9,709)	(708)	3,022	10,652	(4,091)	3,138	2,145
Loans charged-off	(2,098)	(7,033)	-	(1,743)	(6,969)	(15)	(27)	(17,885)
Recoveries	2,947	2,112	7	486	-	6	5	5,563

Ending balance	$14,837	$27,890	$849	$6,450	$10,237	$4,112	$3,568	$67,943

The provision (negative provision) associated with covered loans during 2014 and 2013 was $(13,568) and $4,593, respectively.  To the extent not already recorded the indemnification asset is increased by the loss share threshold for each credit loss.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of June 30, 2014 and December 31, 2013:

	Commercial	Commercial
	Non-owner	Owner		Commercial	First Lien	Junior Lien	Other and
June 30, 2014	Occupied	Occupied	Construction	and Industrial	Mortgages	Mortgages	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$1,763	$1,347	$-	$329	$-	$-	$35	$3,474
Collectively evaluated for impairment	2,572	4,400	-	-	-	-	4,208	11,180
Acquired with deteriorated credit quality	(12,256)	26,268	733	4,268	6,410	6,945	9	32,377

Total ending allowance balance	$(7,921)	$32,015	$733	$4,597	$6,410	$6,945	$4,252	$47,031

Loans:
Individually evaluated for impairment	$26,089	$38,581	$-	$884	$-	$-	$35	$65,589
Collectively evaluated for impairment	105,248	119,753	1,621	5,852	462	-	601	233,537
Acquired with deteriorated credit quality	48,815	37,315	1,093	4,381	11,522	7,110	11	110,247

Total ending loan balance	$180,152	$195,649	$2,714	$11,117	$11,984	$7,110	$647	$409,373

	Commercial	Commercial
	Non-owner	Owner		Commercial	First Lien	Junior Lien	Other and
December 31, 2013	Occupied	Occupied	Construction	and Industrial	Mortgages	Mortgages	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$387	$1,161	$242	$509	-	-	-	$2,299
Collectively evaluated for impairment	3,873	4,389	39	552	-	-	6,194	15,047
Acquired with deteriorated credit quality	1,217	26,528	686	4,195	5,768	8,507	850	47,751

Total ending allowance balance	$5,477	$32,078	$967	$5,256	$5,768	$8,507	$7,044	$65,097

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

Loans:
Individually evaluated for impairment	$75,150	$37,486	$1,277	$517	$155	-	-	$114,585
Collectively evaluated for impairment	145,185	149,236	267	7,363	184	159	685	303,079
Acquired with deteriorated credit quality	56,755	136,589	1,311	4,949	15,789	9,011	815	225,219

Total ending loan balance	$277,090	$323,311	$2,855	$12,829	$16,128	$9,170	$1,500	$642,883

The recorded investment in loans excludes accrued interest receivable and net loan origination fees due to immateriality. Amounts exclude deferred loan fees and origination costs of $(718) and $(1,560) at June 30, 2014 and December 31, 2013, respectively.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

Non-Covered Loans:

The following table presents information related to impaired loans by class of loans as of June 30, 2014 and December 31, 2013:

June 30, 2014	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
With no related allowance recorded:
Commercial non-owner occupied	$25,839	$14,173	$-
Commercial owner occupied	21,255	16,904	-
Commercial and industrial	466	334	-

With an allowance recorded:
Commercial non-owner occupied	$21,668	$11,916	$1,763
Commercial owner occupied	30,888	21,677	1,347
Commercial and industrial	1,612	550	329
Other	46	35	35

Total	$101,774	$65,589	$3,474

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated

December 31, 2013
With no related allowance recorded:
Commercial non-owner occupied	$109,642	$71,853	$-
Commercial owner occupied	54,906	31,381	-
Commercial and industrial	219	-	-
First lien mortgages	158	155	-

With an allowance recorded:
Commercial non-owner occupied	$6,471	$3,297	$387
Commercial owner occupied	12,485	6,105	1,161
Construction	1,277	1,277	242
Commercial and industrial	1,881	517	509

Total	$187,039	$114,585	$2,299

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

The following table presents the average recorded investment of impaired loans by class of loans for the three and six months ended June 30, 2014 and June 30, 2013:

Average Recorded Investment
	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
With no related allowance recorded:
Commercial non-owner occupied	$29,282	$80,072	$31,196	$42,753
Commercial owner occupied	27,758	36,573	21,300	22,121
Commercial and industrial	474	427	813	303
First lien mortgages	45	6	56	12

Total	$57,559	$117,078	$53,365	$65,189

With an allowance recorded:
Commercial non-owner occupied	$12,512	$25,365	$17,996	$13,914
Commercial owner occupied	9,407	14,237	28,522	8,181
Construction	-	84	-	168
Commercial and industrial	552	841	1,151	601
First lien mortgages	-	5	-	11
Other	-	-	36	-

Total	$22,471	$40,352	$47,705	$22,875

The following table presents the interest income recognized on impaired loans by class of loans for the six months ended June 30, 2014 and the year ended December 31, 2013:

Interest Income Recognized
	Six Months Ended June 30, 2014	Year Ended December 31, 2013
With no related allowance recorded:
Commercial non-owner occupied	$622	$3,683
Commercial owner occupied	425	2,575
Construction	-	-
Commercial and industrial	22	21
First lien mortgages	2	13
Junior lien mortgages	-	-
Other	-	-
Total	$1,071	$6,292

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
With an allowance recorded:
Commercial non-owner occupied	$195	$551
Commercial owner occupied	775	484
Construction	-	92
Commercial and industrial	33	119
First lien mortgages	-	-
Junior lien mortgages	-	-
Other	-	-
Total	$1,003	$1,246

Interest income recognized on non-covered loans was substantially recognized on a cash basis during impairment.

Covered Loans:

The following is a summary of impaired acquired loans by class of loans as of June 30, 2014 and December 31, 2013:

June 30, 2014	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
With an allowance recorded:
Commercial non-owner occupied	$64,086	$37,522	$(12,256)
Commercial owner occupied	19,355	37,315	26,268
Construction	405	1,093	733
Commercial and industrial	310	4,381	4,268
First lien mortgages	7,167	11,522	6,410
Junior lien mortgages	668	7,110	6,945
Other	7	11	9
Total	$91,998	$98,984	$32,377

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

December 31, 2013	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
With an allowance recorded:
Commercial non-owner occupied	$72,018	$61,652	$1,217
Commercial owner occupied	46,771	63,816	26,528
Construction	679	1,311	686
Commercial and industrial	191	4,650	4,195
First lien mortgages	12,188	15,851	5,768
Junior lien mortgages	530	9,011	8,507
Other	220	923	850
Total	$132,597	$157,214	$47,751

Certain pooled loans have negative recorded investments due to payments received on loans exceeding previous carrying values; these negative recorded investments are offset by negative allowances such that the net carrying value of the pool approximates the future expected cash flows to be collected, net of future discount accretion expected to be recorded.  As the separation of pools for the purposes of estimating cash flows is different than the segregation of portfolio segments for the purposes of these disclosures, certain portfolio segments show a recorded investment that is less than the contractual unpaid principal balance.  Once the entire pool is resolved (all loans within the pool have been paid-off, charged-off or otherwise disposed), the remaining recorded investment will be netted against the allowance for loan losses allocated to bring the carrying amount to $0.

The following table presents the average recorded investment of impaired loans by class of loans for the three and six months ended June 30, 2014 and June 30, 2013:

Average Recorded Investment

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
With an allowance recorded:
Commercial non-owner occupied	$45,209	$125,796	$57,959	$129,968
Commercial owner occupied	41,536	95,246	52,464	96,895
Construction	1,090	1,475	1,156	1,495
Commercial and industrial	4,402	5,555	4,609	6,031
First lien mortgages	11,495	17,348	13,564	17,701
Junior lien mortgages	7,393	11,267	8,847	11,366
Other	11	3,568	11	3,449
Total	$111,136	$260,255	$138,610	$266,905

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

The following table presents the interest income recognized on impaired loans by class of loans for the three and six months ended June 30, 2014 and June 30, 2013:

Interest Income Recognized

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
With an allowance recorded:
Commercial non-owner occupied	$1,735	$3,387	$4,570	$6,761
Commercial owner occupied	713	1,913	1,795	3,876
Construction	10	15	25	30
Commercial and industrial	13	9	36	52
First lien mortgages	183	482	472	1,017
Junior lien mortgages	16	62	34	160
Other	-	217	1	465
Total	$2,670	$6,085	$6,933	$12,361

For covered loans, there were no impaired loans without an allowance for loan losses allocated at June 30, 2014 and December 31, 2013.  Included in the covered impaired totals are both loans evaluated individually and loans evaluated on the pool basis.  To the extent the Company can reasonably estimate the timing and amount of future cash flows, the Company continues to accrue interest on acquired loans.

Interest income is accrued using a market participant interest rate determined at acquisition and periodically adjusted thereafter based on changes in timing or amount of estimated cash flows.

Covered loans are still accruing income based on discounted future expected cash flows. Therefore, they are still considered to be accruing interest.

Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of June 30, 2014 and December 31, 2013:

	Non Covered Loans		Covered Loans
		Loans Past		Loans Past
		Due Over		Due Over
		89 Days		89 Days
	Nonaccrual	Still Accruing	Nonaccrual	Still Accruing
June 30, 2014
Commercial non-owner occupied	$18,997	$-	$-	$28,919
Commercial owner occupied	34,496	-	-	35,500
Construction	-	-	-	1,093
Commercial and industrial	510	-	-	4,280
First lien mortgages	18	-	-	9,047
Junior lien mortgages	-	-	-	6,775
Other	35	-	-	7

Total	$54,056	$-	$-	$85,621

	Non Covered Loans		Covered Loans
		Loans Past		Loans Past
		Due Over		Due Over
		89 Days		89 Days
	Nonaccrual	Still Accruing	Nonaccrual	Still Accruing

December 31, 2013
Commercial non-owner occupied	$66,258	$-	$-	$51,079
Commercial owner occupied	41,831	-	-	91,107
Construction	-	-	-	631
Commercial and industrial	482	-	-	4,949
First lien mortgages	155	-	-	13,461
Junior lien mortgages	-	-	-	8,421
Other	37	-	-	815

Total	$108,763	$-	$-	$170,463

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

The following table presents the aging of the recorded investment in past due loans as of June 30, 2014 and December 31, 2013 by class of loans:

	30 - 59	60 - 89	Greater than
	Days	Days	89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
June 30, 2014
Non-covered loans:
Commercial non-owner occupied	$48	$-	$18,997	$19,045	$112,292	$131,337
Commercial owner occupied	212	4,412	34,496	39,120	119,214	158,334
Construction	-	-	-	-	1,621	1,621
Commercial and industrial	115	17	510	642	6,094	6,736
First lien mortgages	-	-	18	18	444	462
Junior lien mortgages	-	-	-	-	-	-
Other	5	-	35	40	596	636

Total non-covered loans	$380	$4,429	$54,056	$58,865	$240,261	$299,126

	30 - 59	60 - 89	Greater than
	Days	Days	89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
June 30, 2014
Covered loans:
Commercial non-owner occupied	$568	$798	$28,919	$30,285	$18,423	$48,708
Commercial owner occupied	639	891	35,500	37,030	392	37,422
Construction	-	-	1,093	1,093	-	1,093
Commercial and industrial	-	-	4,280	4,280	101	4,381
First lien mortgages	60	-	9,047	9,107	2,415	11,522
Junior lien mortgages	-	109	6,775	6,884	226	7,110
Other	-	-	7	7	4	11

Total covered loans	1,267	1,798	85,621	88,686	21,561	110,247

Total	$1,647	$6,227	$139,677	$147,551	$261,822	$409,373

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

	30 - 59	60 - 89	Greater than
	Days	Days	89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2013
Non-covered loans:
Commercial non-owner occupied	$2,470	$3,424	$66,258	$72,152	$148,183	$220,335
Commercial owner occupied	4,120	5,147	41,831	51,098	135,624	186,722
Construction	268	-	-	268	1,276	1,544
Commercial and industrial	140	50	482	672	7,208	7,880
First lien mortgages	-	-	155	155	184	339
Junior lien mortgages	-	-	-	-	159	159
Other	-	-	37	37	648	685

Total non-covered loans	$6,998	$8,621	$108,763	$124,382	$293,282	$417,664

	30 - 59	60 - 89	Greater than
	Days	Days	89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total
December 31, 2013
Covered loans:
Commercial non-owner occupied	$-	$74	$51,079	$51,153	$5,602	$56,755
Commercial owner occupied	-	2,438	91,107	93,545	43,044	136,589
Construction	-	-	631	631	680	1,311
Commercial and industrial	-	-	4,949	4,949	-	4,949
First lien mortgages	-	-	13,461	13,461	2,328	15,789
Junior lien mortgages	-	-	8,421	8,421	590	9,011
Other	-	-	815	815	-	815

Total covered loans	-	2,512	170,463	172,975	52,244	225,219

Total	$6,998	$11,133	$279,226	$297,357	$345,526	$642,883

Troubled Debt Restructurings:  During the periods ending June 30, 2014 and December 31, 2013, the terms of certain loans were modified as troubled debt restructurings.  The modification of the terms of such loans included a reduction of the stated interest rate of the loan and/or extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk.

Modifications involving a reduction of the stated interest rate of the loan were for periods ranging from 1 month to 5 years.  Modifications involving an extension of the maturity date were for periods ranging from 1 month to 6 years.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

The following table presents loans by class modified as troubled debt restructurings that occurred during the periods ending June 30, 2014 and December 31, 2013:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number	Recorded	Recorded
Six-months ended	of Loans	Investment	Investment
June 30, 2014
Commercial non-owner occupied	1	$49	$49
Commercial owner occupied	-	-	-
Other	-	-	-

Total	1	$49	$49

Year-ended
December 31, 2013
Commercial non-owner occupied	2	$11,857	$11,857
Commercial owner occupied	1	1,275	1,275
Other	2	933	933

Total	5	$14,065	$14,065

The Company has allocated $0 and $440 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of June 30, 2014 and December 31, 2013.  The Company has not committed to lend any additional as of June 30, 2014 and December 31, 2013 to customers with outstanding loans that are classified as troubled debt restructurings.

The troubled debt restructurings described above did not increase the allowance for loan losses and did not result in any charge offs as of June 30, 2014 and December 31, 2013.

The amount of TDRs included in impaired loans was $16,533 and $60,604 at June 30, 2014 and December 31, 2013.  The amount of TDRs on non-accrual amounted to $10,763 and $20,530 at June 30, 2014 and December 31, 2013.  The following table presents TDRs by accrual and non-accrual status as of June 30, 2014 and December 31, 2013.
	June 30,	December 31,
	2014	2013
Accruing TDRs
Commercial non-owner occupied	$3,976	$29,027
Commercial owner occupied	1,773	10,106
Commercial and industrial	2	8
First lien mortgages	-	-
Other	19	933
	5,770	40,074

Nonaccrual TDRs:
Commercial non-owner occupied	6,760	15,298
Commercial owner occupied	3,819	4,986
Commercial and industrial	184	246
	10,763	20,530

Total	$16,533	$60,604

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

There were no defaults of troubled debt restructurings within the twelve months following the modification during the six months ended June 30, 2014. The following table presents loans by class modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the period ending December 31, 2013:

	Number	Recorded
	of Loans	Investment
December 31, 2013
Subsequently defaulted:
Commercial non-owner occupied	1	$4,206
Commercial owner occupied	1	1,275
Other	1	912

Total	3	$6,393

A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms.

During the year ending December 31, 2013, the troubled debt restructurings that subsequently defaulted increased the allowance for loan losses by $550 and resulted in charge offs of $550.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification.  This evaluation is performed under the company’s internal underwriting policy.

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.  The Company analyzes all the loans individually, regardless of loan balance, by classifying the loans as to credit risk on a monthly basis.  The Company uses the following definitions for risk ratings:

Watch/Special Mention.  These loans have a potential weakness that deserves management's close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful.  Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.  All loans are risk rated at the time of underwriting and periodically thereafter.

The risk category of loans by class of loans at June 30, 2014 and December 31, 2013 was as follows:

Non-Covered:

		Watch/Special
	Pass	Mention	Substandard	Doubtful	Total
June 30, 2014
Commercial non-owner occupied	$58,033	$19,329	$53,591	$386	131,337
Commercial owner occupied	82,104	43,391	32,839	-	158,334
Construction	1,621	-	-	-	1,621
Commercial and industrial	5,473	224	997	42	6,736
First lien mortgages	444	-	18	-	462
Junior lien mortgages	-	-	-	-	-
Other	582	-	19	35	636

Total non-covered	$148,257	$62,944	$87,464	$463	299,126

		Watch/Special
	Pass	Mention	Substandard	Doubtful	Total
December 31, 2013
Commercial non-owner occupied	$40,046	$60,285	$120,004	$-	220,335
Commercial owner occupied	73,307	50,826	61,434	1,155	186,722
Construction	-	268	1,276	-	1,544
Commercial and industrial	5,804	889	1,187	-	7,880
First lien mortgages	134	-	205	-	339
Junior lien mortgages	105	54	-	-	159
Other	627	-	21	37	685

Total non-covered	$120,023	$112,322	$184,127	$1,192	417,664

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

Covered loans are evaluated on an individual and pooled loan basis using a future cash flow analysis.  Loan grading is not considered relevant in this analysis.  Future cash flow analysis considers historical and future default rates, loss rates, and prepayment assumptions.

Covered Loans:

The Company has purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected.  The carrying amount of those loans is as follows:

	June 30,	December 31,
	2014	2013

Commercial real estate	$87,223	$194,547
Commercial and industrial	4,381	4,949
Residential real estate	18,632	24,800
Other	11	923
Total covered loans	110,247	225,219
Allowance for loan losses	(32,377)	(47,751)

Net carrying value	$77,870	$177,468
Outstanding contractual principal balance	$489,965	$602,587

The following is a summary of the changes in the accretable yield during the six months ended June 30, 2014 and 2013:

	June 30,	June 30,
	2014	2013

Beginning balance, January 1	$70,188	$111,323
Accretion of income	(8,998)	(17,003)
Reclassification to non-accretable from accretable yield	(22,426)	(3,603)
Removals/disposals	(6,426)	(6,849)

Ending balance, June 30	$32,338	$83,868

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE D - LOANS (Continued)

Increases in the accretable yield are attributable to improved timing and/or amount of expected future cash flows.  Increases in the provision for loan losses are attributable to deteriorating timing and/or amount of expected future cash flows.  While the accretable yield and allowance consider timing and amount of future cash flows, the indemnification asset considers only the changes in expected future cash flows from the FDIC as a result of the timing of future expected reimbursable credit losses.

Realization of the indemnification asset is likely to occur after the expiration of the SLA coverage period in some cases.  If it can be demonstrated that the loss event occurred prior to expiration, then Management understands it is still covered by the SLA, even though the claim cannot be made until after its expiration.  If loans carried at a discount to unpaid principal balance ultimately perform in accordance with their original terms, the related indemnification asset will not be realized.  In such case, the discount collected will exceed the amount of the indemnification asset recorded, which normally would be a net positive economic impact to the Company.

SBA Receivable:

From time-to-time, the Company has originated loans under programs administered by the U.S. Small Business Administration (SBA).  To the extent the Company adheres to the underwriting and management policies and procedures as determined by the SBA, such loans are guaranteed by the SBA. Guarantees typically range from 75% to 90%.  The Company is considered a SBA Preferred Lender.  The Preferred Lenders Program (PLP) is part of SBA's effort to streamline the procedures necessary to provide financial assistance to the small business community.  Under this program, SBA delegates the final credit decision and most servicing and liquidation authority and responsibility to PLP lenders.  Lenders are considered for PLP status based on their record with SBA.  In the event of payment default by the borrower and the need for enforced collections, the PLP lender agrees to liquidate all business assets before asking SBA to honor its guaranty.  As part of the PLP, the Company receives an annual examination from the SBA.  PLP status does not provide guarantees that claims will be honored by the SBA rather it expedites the underwriting process.  When a claim is submitted, the SBA will review the original underwriting and servicing of the loan to determine if the claim will be honored.  Typically the repayment process with the SBA takes 45 to 180 days from original claim submission date.  The following table summarizes the outstanding receivable as of June 30, 2014 and December 31, 2013.  A valuation allowance is recorded by the Company when the Company believes, through either internal review procedures or communication with the SBA, that doubt exists as to recoverability of such claim.  At June 30, 2014 and December 31, 2013, the Company believes that its valuation allowance reflects all non-recoverable claims at such date.

	June 30,	December 31,
	2014	2013

Submitted claims (outstanding less than 90 days)	$232	$1,810
Submitted claims (outstanding more than 90 days)	2,564	2,981
Losses incurred but not yet submitted for claims	7,450	9,468
Gross submitted and not yet submitted claims	10,246	14,259
Valuation allowance	(3,328)	(1,570)

Carrying balance, net	$6,918	$12,689

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE E – OTHER REAL ESTATE

Changes in other real estate owned during the six months ended June 30, 2014 and during the full year 2013 consisted of the following:

			Total Other
	Covered	Non-Covered	Real Estate
	Assets	Assets	Owned

January 1, 2013	$48,048	$19,459	$67,507
Additions	13,099	8,430	21,529
Valuation allowances, net	(490)	(1,514)	(2,004)
Property disposals, losses on sales and
reclassifications to SBA receivable	(36,296)	(16,387)	(52,683)

December 31, 2013	$24,361	$9,988	$34,349
Additions	9,079	2,572	11,651
Valuation allowances, net	554	(137)	417
Property disposals, losses on sales and
reclassifications to SBA receivable	(13,575)	(3,365)	(16,940)

June 30, 2014	$20,419	$9,058	$29,477

NOTE F - INCOME TAXES

Income tax expense (benefit) for the six-months ended June 30 was as follows:

	June 30,	June 30,
	2014	2013

Current expense (benefit)
Federal	$9,303	$(6,797)
State	90	4,770
Deferred expense (benefit)
Federal	(10,007)	4,174
State	(1)	(1,008)
Valuation allowance	130	1,008

Total income tax expense (benefit)	$(485)	$2,147

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE F - INCOME TAXES (Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets and liabilities as of June 30, 2014 and December 31, 2013 are approximately as follows:

	June 30,	December 31,
	2014	2013
Deferred tax assets
Allowance for loan losses	$18,343	$25,391
Deferred compensation and SERP	1,589	1,803
Other	6,587	6,843
Net unrealized loss on available for sale securities	-	442
Bank premises and equipment	266	182
State net operating losses	4,610	5,655

Total deferred tax assets	31,395	40,316

Deferred tax liabilities

Deferred gain on acquisition (Section 597)	0	(14,503)
Indemnified assets (Section 597)	(16,487)	(20,361)
Net unrealized gain on available for sale securities	(2,055)	-
Bank premises and equipment	-	-
Other	(242)	(351)

Total deferred tax liabilities	(18,784)	(35,215)

Valuation allowance	(5,411)	(5,281)

Net deferred tax asset (liability)	$7,200	$(180)

Internal Revenue Code Section 597 governs the tax treatment of FDIC assisted transactions.  For tax purposes, the basis of indemnified assets is the greater of the asset’s fair value or the indemnified amounts.  The tax gain on acquisitions is recognized over six years.

In assessing the realization of deferred tax assets management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  As of June 30, 2014, management has determined that a valuation allowance is necessary against its state deferred tax assets primarily due to uncertainty in generating sufficient state taxable income in future years to allow for the reversal of those temporary differences.  Generally, state tax net operating losses can be carried forward 20 years and will begin to expire in 2030 if not utilized before then.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE F - INCOME TAXES (Continued)

The following table sets forth a reconciliation of taxes computed at the statutory federal income tax rate to income tax expense (benefit):

	June 30,	June 30,
	2014	2013

Tax at statutory effective tax rate	$(984)	$1,553
State and local taxes, net of federal income tax benefit	58	1,362
Bank owned life insurance	(14)	(42)
Non-deductible meals and entertainment	3	3
Non-deductible transaction costs	120	196
Other	202	(1,933)
Valuation allowance	130	1,008
	$(485)	$2,147

The Company had no unrecognized tax benefits as of June 30, 2014 and December 31, 2013.  The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of various state(s).  The Company is no longer subject to examination by taxing authorities for years before 2009.

IRS Examination and income taxes receivable:  The IRS recently completed an examination of the Company’s 2009, 2010, 2011 and 2012 federal income tax returns.  The examination resulted in a net refund for which a receivable has been recorded as of June 30, 2014.  Payment of this refund was received from the IRS in July 2014.

NOTE G - STOCKHOLDERS’ EQUITY

Preferred Stock:  The Company has 1,000,000 shares of preferred stock authorized.  As described below, 23,625 shares have been issued.  On February 27, 2009, an issuance of 22,500 shares of Series A perpetual preferred stock (“Series A”), Series B perpetual preferred stock (“Series B”) and related warrants under the U.S. Department of Treasury’s voluntary Capital Purchase Program was completed. The warrants represented the right to purchase 1,125 shares of Series B at an exercise price of $1 per share at any time at the option of the holder and were executed at the date of issuance in a cashless exercise in exchange for a warrant for 1 share, resulting in a net issuance of 1,125 shares of Series B.
The Series A and Series B are classified as Tier 1 Capital.

Series A has a cumulative dividend of 5% per annum for 5 years and unless redeemed, 9% beginning in February 2014 and thereafter.  Series B has a cumulative dividend of 9%.

Pursuant to the terms of the preferred stock, the ability of the Company to declare or pay common stock dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its common stock will be subject to restrictions.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE G - STOCKHOLDERS’ EQUITY (Continued)

During 2011, the Company began deferring dividend payments on its preferred stock at the direction of the Federal Reserve Bank.  As of June 30, 2014, $4,906 has been accrued for cumulative unpaid dividends on the Series A and Series B preferred stock.  Under the rules of the Troubled Asset Relief Program, six missed dividend payments provide the Treasury Department the right to name two directors to the board of directors.  Two directors were appointed to the board effective February 28, 2014.  The Company accrues the cumulative unpaid dividends at the compounded dividend rate.  Dividends to the common stockholders are restricted until all dividends due to the Preferred Stock holders have been paid.

Common Stock:  At June 30, 2014 and December 31, 2013, the Company has authorized 3,000,000 shares of $1.00 par value common stock with 2,843,065 shares issued at June 30, 2014 and December 31, 2013.  At June 30, 2014 and December 31, 2013, the Company held 8,983 shares of common stock in treasury.

NOTE H - REGULATORY MATTERS

Consent Order – United Central Bank:  Due to declining asset quality, declining capital ratios, concerns with management, and recent losses, among other things, the Bank entered into the Consent Order (“the Order”) with the Texas Department of Banking and the FDIC (“the regulators”).  Until the Order is lifted, the Bank cannot be considered “well capitalized”.  In the event the Bank’s capital level falls below the standard prompt corrective action (“PCA”) “well capitalized” threshold, the Bank would be considered “undercapitalized.”  The Bank cannot pay any dividends to the Bancorp without approval from its primary regulator.  The Order, among other things, requires the Bank to:

•	Develop a capital plan including the maintenance of tier 1 capital ratio to average assets equal to or greater than 9.00% and maintain total capital to risk weighted assets of 15.00%.
•	Have and retain qualified management;
•	Develop a plan to reduce classified asset levels; and
•	Develop a liquidity plan.

While the Order is in effect, the FDIC maintains a copy of the Order on its website.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE H - REGULATORY MATTERS (Continued)

Written Agreement – Central Bancorp, Inc.:  In March 2012, the Bancorp entered in a Written Agreement (“the Agreement”) with the FRB and the Texas Department of Banking.  The Agreement, among other things, limits the Bancorp’s ability, without obtaining prior regulatory approval, for the following

•	Taking dividends from the Bank;
•	Paying dividends on shares of stock;
•	Making payments on its subordinated debentures;
•	Incurring, increasing, or guarantying any debt; and
•	Purchasing or redeeming any shares of stock.

While the Agreement is in effect, the FRB maintains a copy of the Agreement on its website.  At June 30, 2014 and December 31, 2013, the Company did not have the ability to make payments on its rescinded stock obligation.

The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.  Under capital adequacy guidelines and the regulatory framework for PCA, the Company and the Bank must meet specific capital guidelines that involve qualitative judgments by the regulation about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).

PCA regulations provide five classifications:  well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.  If adequately capitalized, regulatory approval is required to accept brokered deposits.  If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.  As a result of the Order, the Bank was no longer considered well capitalized as of June 30, 2014 and December 31, 2013.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE H - REGULATORY MATTERS (Continued)

The Consolidated and Bank only capital amounts and ratios compared to required capital amounts are presented in the following table:

			For Capital		To Be Well			United
			Adequacy		Capitalized			Central Bank
	Actual		Purposes		Under the PCA			Consent Order
June 30, 2014	Amount	Ratio	Amount	Ratio	Amount		Ratio	Amount		Ratio

Total capital to risk
weighted assets
Consolidated	$120,824	28.82%	$33,534	8.0%	$	N/A	N/A	$	N/A	N/A
Bank only	138,653	33.14	33,471	8.0		41,838	10.0%		62,757	15.0%
Tier 1 capital to risk
weighted assets
Consolidated	115,067	27.45%	16,767	4.0%		N/A	N/A		N/A	N/A
Bank only	132,906	31.77	16,735	4.0		25,103	6.0%		N/A	N/A
Tier 1 capital to average assets
Consolidated	115,067	8.78%	52,422	4.0%		N/A	N/A		N/A	N/A
Bank only	132,906	10.22	52,005	4.0		65,006	5.0%		117,010	9.0%

December 31, 2013

Total capital to risk
weighted assets
Consolidated	$126,474	21.85%	$46,303	8.0%	$	N/A	N/A	$	N/A	NA
Bank only	141,993	24.53	46,303	8.0		57,878	10.0%		85,415	15.0%
Tier 1 capital to risk
weighted assets
Consolidated	118,523	20.48%	23,151	4.0%		N/A	N/A		N/A	NA
Bank only	134,042	23.16	23,151	4.0		34,727	6.0%		N/A	NA
Tier 1 capital to average assets
Consolidated	118,523	7.97%	59,518	4.0%		N/A	N/A		N/A	NA
Bank only	134,042	9.08	59,059	4.0		73,824	5.0%		132,877	9.0%

As of June 30, 2014 and December 31, 2013 the Bank was compliant with the capital levels included in the Order.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE I - FAIR VALUE

The fair value of an asset or liability is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability.  In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach and such valuation techniques are consistently applied.  Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability.  The fair value hierarchy for valuation inputs gives the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs.  The fair value hierarchy is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

A description of the valuation methodologies used for measuring fair value is set forth below.

Securities Available for Sale:  Securities classified as available for sale are reported at fair value utilizing Level 1 and 2 inputs.  For these securities, the Company obtains fair value measurements from quoted market prices (Level 1) or when quoted prices are not available, from an independent pricing service who determines fair value based on similar securities (Level 2).  The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury and other yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the security’s terms and conditions, among other things.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE I - FAIR VALUE (Continued)

The following table summarizes financial assets and financial liabilities measured at fair value on a recurring basis as of June 30, 2014 and December 31, 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Level 1	Level 2	Level 3
June 30, 2014
Available for sale
U.S. Treasuries	$165	$-	$-
Govt Agency	-	205,742	-
Residential Mortgage-backed securities
FNMA	-	123,282	-
FHLMC	-	33,724	-
GNMA	-	286,900	-
CRA fund	19,831	-	-
Other securities	-	100	-

Total	$19,996	$649,748	$-

	Level 1	Level 2	Level 3
December 31, 2013
Available for sale
U.S. Treasuries	$166	$-	$-
Govt Agency	-	72,517	-
Residential Mortgage-backed securities
FNMA	-	132,413	-
FHLMC	-	52,036	-
GNMA	-	45,133	-
CRA fund	19,460	-	-
Other securities	-	100	-

Total	$19,626	$302,199	$-

There were no transfers between Level 1, 2, and 3 during 2014 and 2013, and no assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the periods ended June 30, 2014 and December 31, 2013.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE I - FAIR VALUE (Continued)

Impaired Loans and Other Real Estate Owned:  The fair value of impaired loans with specific allocations of the allowance for loan losses and other real estate owned is generally based on recent real estate appraisals adjusted for expected selling costs.  These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.  Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available.  Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification.  Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).  Financial assets and liabilities measured at fair value on a non-recurring basis are as follows:

	Level 1	Level 2	Level 3
June 30, 2014
Impaired loans
Commercial real estate	$-	$-	$91,774
Commercial and industrial	-	-	334
Residential real estate and other	-	-	5,202
Other real estate owned-
Commercial real estate	-	-	11,427

Total	$-	$-	$108,737

	Level 1	Level 2	Level 3
December 31, 2013
Impaired loans
Commercial real estate	$-	$-	$107,332
Commercial and industrial	-	-	429
Residential real estate and other	-	-	10,599
Other real estate owned-
Commercial real estate	-	-	18,614

Total	$-	$-	$136,974

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE I - FAIR VALUE (Continued)

Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans, had a recorded investment of $133,161, with a valuation allowance of $35,851 at June 30, 2014, resulting in an additional provision for loan losses of $1,258 and $1,592 for the three and six months ended June 30, 2014, respectively. Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans, had a recorded investment of $168,410, with a valuation allowance of $50,050 at December 31, 2013, resulting in an additional provision for loan losses of $32,383 for the year ended December 31, 2013.

Other real estate owned measured at fair value less costs to sell, had a net carrying amount of $11,427, net of write-downs of $1,954 at June 30, 2014.  At December 31, 2013, other real estate owned measured at fair value less costs to sell, had a net carrying amount of $18,614, net of write-downs of $7,622.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE I - FAIR VALUE (Continued)

The following table presents quantitative information about level 3 fair value measurements for assets measured at fair value on a non-recurring basis at June 30, 2014 and December 31, 2013:

	Fair Value at	Fair Value at
Description	June 30, 2014	December 31, 2013	Technique	Unobservable Inputs

Impaired loans –
Commercial Real Estate	$91,774	$107,332	Sales comparison approach	1. Management discount based on underlying
			and income approach	collateral characteristics and market conditions
				2. Life of loan

Impaired loans –
Commercial and Industrial	$334	$429	Sales comparison approach	1. Management discount based on underlying
			and income approach	collateral characteristics and market conditions
				2. Life of loan

Impaired loans –
Residential and Other	$5,202	$10,599	Sales comparison approach	1. Management discount based on underlying
			and income approach	collateral characteristics and market conditions
				2. Life of loan

Other real estate owned –
Commercial real estate	$11,427	$18,614	Sales comparison approach	1. Management discount based on underlying
			and income approach	collateral characteristics and market conditions
				2. Discount rate
				3. Holding period

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE I - FAIR VALUE (Continued)

The Company generally determines the fair value of impaired loans and other real estate from third party appraisals.  Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company.  Once received, a member of the Company’s Appraisal Department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.  Appraisals are generally obtained on an annual basis but may be obtained on a more frequent basis if material changes have occurred that would impact the fair value of the collateral or asset.

The Company typically does not adjust the appraiser’s valuations but would rather either accept or deny the appraisal.  For denials, the Company would communicate to the appraiser the relevant factual information that was not previously considered by the appraiser and would request that this information be considered.  On an annual basis, the Company compares the actual selling prices of collateral that has been sold to the most recent appraised values to determine what, if any, additional adjustment should be made to the discounts applied to the appraised values of the Company’s collateral-dependent impaired loans and other real estate owned to arrive at fair value.  For the periods ending June 30, 2014 and December 31, 2013, using the Company’s most recent analysis, a discount of 20% was applied to each appraised value.

Since each appraiser weights cost, income, and sales assumptions differently, the Company does not believe aggregating the range and weighted average of these significant unobservable inputs to be useful.  The Company believes that valuation risk is mitigated by using approved appraiser, obtaining annual valuations, and performing an appraisal review.  For example, capitalization rates on commercial real estate typically ranges from 5-15% and the appraiser may also consider the sales comparison method which may balance the overall valuation and mitigate the relevance of such disclosure.

Future cash flows for purchased credit impaired loans, which may or may not be impacted by collateral liquidation, have generally been determined by the discount rate that was determined at the date of acquisition.  For the periods ending June 30, 2014 and December 31, 2013, the discount rate used ranged from 0.0% to 17.8% with an average of 10.0% both periods.

The Company provides fair value disclosures for its financial assets and liabilities, including those that are not measured and reported at fair value on a recurring or non-recurring basis.  These disclosures do not purport to represent the aggregate net fair value to the Company.  The fair values and carrying amounts are noted below:

	June 30, 2014		December 31, 2013
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value

Financial Assets
Cash and cash equivalents	$116,703	$116,703	$305,163	$305,163
Securities available for sale	669,744	669,744	321,825	321,825
Loans, net of allowance	361,623	343,161	576,226	537,701
Loss share receivable and
indemnification asset, net	17,865	17,865	92,660	N/A
Accrued interest receivable	2,947	2,947	3,691	3,691
FHLB stock	1,193	N/A	1,189	N/A

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE I - FAIR VALUE (Continued)

	June 30, 2014		December 31, 2013
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value

Financial Liabilities
Deposits	$1,107,298	$1,128,167	$1,251,106	$1,276,975
Accrued interest payable	1,963	1,963	1,783	1,783
Rescinded stock obligation	20,501	20,501	19,963	19,963
FHLB advances	10,000	10,000	10,000	10,000
Subordinated debentures	26,805	18,473	26,805	2,738

The methods and assumptions, not previously presented, used to estimate fair value as of December 31, 2013 are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, accrued interest receivable and payable, demand deposits, and variable rate loans or deposits that reprice frequently and fully.  For fixed rate loans or deposits, variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk.  Fair value of subordinated debentures and FHLB advances is based on current rates for similar financing.  It was not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability.

The Company’s rescinded stock obligation is earned at the estimated proceeds of shares sold plus accrued interest with rates varying state to state subject to each state’s statutory requirements.

The loss share receivable and indemnification asset, net were not assigned a fair value due to the noncompliance notification from the FDIC as further discussed in Note B.  As this matter was resolved subsequent to December 31, 2013, a fair value has been estimated as of June 30, 2014 as described below.

The methods and assumptions used to estimate fair value as of June 30, 2014 are consistent with those described as of December 31, 2013, with the exception of loans, net of allowance; loss share receivable and indemnification asset, net; deposits; and subordinated debentures.  For loans, net of allowance, deposits and subordinated debentures, the Company used the preliminary estimated fair values determined by Hanmi Financial Corporation as part of their acquisition of the Company on August 31, 2014, which is further described in Note K.  The loss share receivable and indemnification asset, net was measured separately from the related covered assets as it is not contractually embedded in the assets. Fair value was originally estimated using projected cash flows related to the SLA based on the expected reimbursements for losses and the applicable loss sharing percentage and these projected cash flows are updated with the cash flow estimates on covered assets. As the amount recorded as of June 30, 2014 is expected to be fully collected from the FDIC, the fair value was assumed to equal carrying value.

NOTE J - LITIGATION MATTERS AND LOSS CONTINGENCIES

The Company is party to various matters of litigation in the ordinary course of business.  The Company periodically reviews all outstanding pending or threatened legal proceedings and determines if such matters will have an adverse effect on the business, financial condition or results of operations or cash flows.  A loss contingency is recorded when the outcome is probable and the amount is reasonably able to be estimated.  In the opinion of management, there were no material loss contingencies related to legal proceedings that should be accrued at June 30, 2014.

(Continued)

CENTRAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Dollars in thousands, except per share data)
(Unaudited)

NOTE J - LITIGATION MATTERS AND LOSS CONTINGENCIES (Continued)

The following loss contingencies have been recognized by the Company as reasonably possible to result in an unfavorable outcome for the Company or the Bank.  However, the Company currently does not believe that it is probable that any of these matters will result in an unfavorable outcome for the Company or the Bank and therefore no material loss contingency has been recorded by the Company for these matters.  An estimate of the potential losses from these matters cannot be made at this time.

•
As a result of the acquisition, the Bank is a party to numerous litigation matters involving the foreclosure and collection of loans and assets related to the acquisition.  Many of these litigation matters involve counterclaims by borrowers against the Bank as a result of certain actions taken by Mutual Bank prior to the Bank’s acquisition of such assets.  The Bank has also been named as a defendant in several litigation matters arising out of actions taken by Mutual Bank with regard to such assets prior to the acquisition of such assets by the Bank as well as with regard to the management of other real estate owned previously held by Mutual Bank.  To the extent the Bank remains in compliance with the SLAs, the Bank believes many of these matters are covered by SLAs.

•
During 2013, the Company and the Bank were named as defendants in a lawsuit initiated by a group of individuals alleging that that the Plaintiffs purchased shares of CBI’s stock that were misrepresented to be authorized by CBI.  The Plaintiffs seek rescission of their purchase and actual damages of $2,790, plus an unspecified amount of consequential and exemplary damages for statutory fraud, fraud by non-disclosure, common law fraud, negligence and breach of fiduciary duties, interest, attorneys’ fees and costs.  Discovery is ongoing.

•
In 2014, the Company and the Bank were named as defendant in additional lawsuits.  The lawsuits allege that the Plaintiffs purchased shares of the Company’s stock that were misrepresented to be authorized by the Company.  The Plaintiffs seek rescission of their purchase and actual damages in excess of $835, plus an unspecified amount of consequential and exemplary damages for statutory fraud, fraud by non-disclosure, common law fraud, negligence and breach of fiduciary duties, interest, attorneys’ fees and costs.  As of November 7, 2014, neither the Company nor the Bank had been served in the proceeding.

NOTE K – AGREEMENT AND PLAN OF MERGER

On December 15, 2013, Central Bancorp, Inc. (“Bancorp”) entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hanmi Financial Corporation ("Hanmi"), a Delaware corporation and Harmony Merger Sub Inc., a Texas corporation and a wholly owned subsidiary of Hanmi (“Merger Sub”), pursuant to which Merger Sub would merge with and into Bancorp, with Bancorp as the surviving corporation (the “Merger”). The Merger Agreement also provided that immediately after the Merger, United Central Bank, a Texas state-chartered bank, would merge with and into Hanmi Bank, a California state-chartered bank and a wholly owned subsidiary of Hanmi Financial Corporation, with Hanmi Bank as the surviving bank.

The Merger Agreement was previously filed with the Securities Exchange Commission on December 15, 2013 in Hanmi’s Current Report on Form 8-K, Item 1.01, (subsequently amended on March 23, 2014).  The merger transaction was approved by Bancorp’s stockholders in April 2014 and was completed on August 31, 2014.

In connection with the merger, Hanmi is required to record all assets acquired and liabilities assumed at fair value, which may differ substantially from amounts shown in these consolidated financial statements.